SEVENTH AMENDMENT TO FUND PARTICIPATION AGREEMENT

Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company, a New York life insurance company, and Equitable Financial Life Insurance Company of America, formerly known as MONY Life Insurance Company of America, an Arizona stock life insurance company (collectively “Company”), BlackRock Variable Series Funds, Inc. and BlackRock Variable Series Funds II, Inc. (each the “Fund”), , each an open-end management investment company organized as a Maryland corporation, BlackRock Advisors, LLC (the “Advisor”) and BlackRock Investments, LLC (the “Distributor”), entered into a certain fund participation agreement dated October 19, 2009 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of December 15, 2020, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Fund, the Advisor and the Distributor (collectively, the “Parties”).

RECITALS

WHEREAS, the name of the Company changed from AXA Equitable Life Insurance Company to Equitable Financial Life Insurance Company and MONY Life Insurance Company of America to Equitable Financial Life Insurance Company of America;

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Agreement. Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, each Fund, the Advisor and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Managing Director
Date:	12/15/2020 | 1:48 PM EST

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Senior Vice President
Date:	12/15/2020 | 1:48 PM EST

Each Fund:
BlackRock Variable Series Funds, Inc.

By:
Print Name:	Charles C.S. Park
Title:	Managing Director
Date:	December 15, 2020

BlackRock Variable Series Funds II, Inc.

By:
Print Name:	Charles C.S. Park
Title:	Managing Director
Date:	December 15, 2020

The Advisor:
BlackRock Advisors, LLC

By:
Print Name:	Anne Ackerley
Title:	Managing Director
Date:	December 18, 2020

The Distributor:
BlackRock Investments, LLC

By:
Print Name:	Ariana Brown
Title:	Director
Date:	December 16, 2020

SCHEDULE A

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Separate Account A	All Contracts

Separate Account FP	All Contracts

Separate Account I	All Contracts

Separate Account 45	All Contracts

Separate Account 49	All Contracts

Separate Account 65	All Contracts

Separate Account 66	All Contracts

Separate Account 70	All Contracts

Separate Account 206	All Contracts

Separate Account 301	All Contracts

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Equitable America Variable Account L	All Contracts

Equitable America Variable Account A	All Contracts

Equitable America Variable Account P	All Contracts

Equitable America Variable Account K	All Contracts

Equitable America Variable Account 70A	All Contracts

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